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                                                                Exhibit 10.2

                          FORM OF AMENDED AND RESTATED
                         DIRECTOR SHAREHOLDERS AGREEMENT


                  THIS DIRECTOR SHAREHOLDERS AGREEMENT dated as of November __, 1996 amends and restates in its entirety the Director Shareholders Agreement dated as of May 31, 1995 (the "Original Agreement"), among ProSource, Inc., a Delaware corporation (the "Corporation"), Onex DHC LLC, a Wyoming limited liability company ("Onex"), and the individuals named from time to time on
Schedule I to this Agreement (each a "Director Holder" and collectively the "Director Holders").

                                    RECITALS

                  A. The parties desire to amend and restate the Original Agreement in contemplation of the proposed initial public offering (the "Offering") of shares of the Corporation's Class A Common Stock (as hereinafter defined).

                  B. Prior to commencement of the Offering, (i) the Corporation intends to file a restated certificate of incorporation (the "Restated Certificate of Incorporation"), providing for, among other things, two classes of authorized common stock, Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and (ii) all of the Corporation's outstanding shares of common stock, par value $.01 per share ("Common Stock"), will be converted into shares of Class B Common Stock.

                  C. The powers, preferences, rights, limitations and restrictions of the Class B Common Stock, including certain provisions with respect to transfer thereof and conversion into shares of Class A Common Stock, are set forth in the Restated Certificate of Incorporation.

                  D. Each of the Director Holders is a member of the Board of Directors of the Corporation and purchased shares of Common Stock from the Corporation prior to the date of this Agreement. As used herein, the term "Shares" shall mean such shares of Common Stock, the shares of Class B Common Stock issued or to be issued upon conversion of Common Stock, and any shares of Class A Common Stock issued upon conversion of Class B Common Stock.

                  The parties hereby agree as follows:


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1.       RESTRICTIONS ON TRANSFER OF SHARES

         1.1 REPRESENTATION. Each of the Director Holders represents and agrees that the Director Shares owned by him were acquired for his own account and will not be transferred in violation of this Agreement, the securities laws of the United States, or any other applicable law.

         1.2 RESTRICTIONS. A Director Holder may transfer Director Shares as a whole or in part only if such transfer is permitted by and made in accordance with the terms of this Agreement. Any purported transfer in any manner contrary to the terms of this Agreement shall be null and void. For purposes of this Agreement, the term "transfer" shall mean any sale, exchange, assignment, gift, bequest, pledge, creation of a lien or security interest or other disposition or encumbrance of any kind, whether voluntary or involuntary or by operation of law, affecting title to or possession of the Director Shares. The Corporation may refuse to register any transfer of Shares that would violate this Agreement, the securities laws of the United States, or any other applicable law, and may, as a condition to registration of such transfer, require the transferor to furnish to the Corporation an opinion of counsel reasonably acceptable to the Corporation as to compliance with the foregoing.

         1.3 PLEDGE OF SHARES AS SECURITY. Each of the Director Holders may finance up to 66 2/3% of the purchase price of such Director Holder's Shares and may pledge such Shares to the lender to secure the financing or to any affiliate of the Corporation that guarantees repayment of any loan made to finance the purchase of Shares if the lender or guarantor agrees in writing to be bound by this Agreement.

         1.4 SALES FREE OF ENCUMBRANCES. Upon the transfer of Director Shares pursuant to this Agreement, the Director Holder shall discharge any indebtedness permitted by Section 1.3 and deliver to the purchaser the share certificates representing such Director Shares free and clear of any pledge, lien, security interest or other encumbrance of any kind. If the Director Holder fails to comply with the preceding sentence, the purchaser may withhold from the purchase price an amount equal to the indebtedness secured by any such pledge, lien, security interest or other encumbrance or, if the amount of such indebtedness is not known by the purchaser, an amount equal to the purchaser's good faith estimate thereof (no limitation of any other remedy available to the purchaser being intended) and apply such withheld amount to extinguish such debt. Any such payment of such withheld amount shall discharge the purchaser's obligation to make payment for the purchased shares to the extent of such withheld amount. If a selling Director Holder fails to deliver certificates representing Director Shares being sold as required at the closing of such sale, the purchaser may deposit the purchase price therefor with the Corporation and, upon such deposit, those certificates shall be deemed canceled and of no effect (no limitation of any other remedy available to the purchaser being intended).


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2.       SALE OR TRANSFER OF DIRECTOR SHARES

         2.1 TRANSFER TO DIRECTOR HOLDER'S FAMILY. A Director Holder may transfer Director Shares to his parents, siblings, spouse, or issue or to a trust or custodianship for the exclusive benefit of himself or any of them (each a "Family Group Member"); provided that any such transferee agrees in writing to be bound by the provisions of this Agreement that bind the transferor Director Holder.

         2.2 SALE: CORPORATION IS A PUBLIC COMPANY. If the Corporation is a Public Company, a Director Holder may sell any or all of his Shares through the facilities of any securities exchange on which the Director Shares may then be listed in a manner that complies with applicable securities law and regulations, except that no such sales shall be made within 180 days after any offering of securities registered under the 1933 Act that involves shares of the same class as Director Shares.

         2.3 SALE UPON CEASING TO BE A DIRECTOR; CORPORATION IS NOT A PUBLIC COMPANY. (a) If a Director Holder ceases to be a member of the Board of Directors of the Corporation at any time when the Corporation is not a Public Company and elects, by notice to the Corporation within 10 days after ceasing to be a member of the Board of Directors, to sell his Director Shares to the Corporation, the Corporation shall purchase, and the Director Holder shall sell, all of the Director Shares owned by such Director Holder for a purchase price equal to Book Value Per Share multiplied by the number of Director Shares owned by such Director Holder (the "Initial Section 2.3(a) Payment"). If the Corporation purchased a Director Holder's Director Shares pursuant to the preceding sentence and effects any offering of securities registered under the 1933 Act that involves an offering of shares of the same class as Director Shares within four months after that Director Holder ceases to be a member of the Board of Directors of the Corporation, the purchase price per Share shall be increased by an amount equal to the excess, if any, of the public offering price per Share (after deduction of any applicable underwriter's commissions or discounts) over the Book Value Per Share used in calculating the original purchase price, less interest at the Prime Rate on the portion of the purchase price previously paid in cash (the "Additional Section 2.3(a) Payment"). Subject to the limitations set forth in Section 2.3(b), the Initial Section 2.3(a) Payments shall be paid in cash at the closing of the purchase and sale and Additional Section 2.3(a) Payments shall be paid in cash within 60 days of the closing of the registered offering.

                  (b) The amount of the purchase price payable by the Corporation to any Director Holder pursuant to Section 2.3(a) shall be reduced by any amount paid by the Corporation or any affiliate of the Corporation to NCNB National Bank (or any successor bank) to discharge the principal portion of any indebtedness incurred by such Director Shareholder to purchase the Director Shares. If, as a result of restrictions in its loan agreement with NationsBank of Georgia, N.A., ProSource Services Corporation ("PSC"), is unable to pay sufficient dividends to the Corporation to enable the Corporation to pay the amount of the purchase price required to be paid by it in cash either at the closing of the sale or at any time thereafter in accordance with the terms set forth in Sections 2.3(a), the Corporation shall be entitled to pay any unpaid portion of the payments required to be made under Sections 2.3(a), together with interest thereon at the Prime Rate, at such time as it has received from PSC sufficient dividends to enable it to do so.


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         2.4 SALE UPON DEFAULT ON INDEBTEDNESS. If a Director Holder defaults on any indebtedness referred to in Section 1.3, the Corporation shall have the option, exercisable upon notice to the Director Holder at any time following a default, to purchase all or any portion of the Director Shares with respect to which such debt was incurred at a purchase price equal to (i) 85% of Book Value Per Share, if the Corporation is not a Public Company at the time of the closing of the purchase or (ii) 85% of Market Price Per Share, if the Corporation is a Public Company at the time of the closing of the purchase.

         2.5 CLOSING OF SALE. The closing of any purchase and sale of Director Shares pursuant to the exercise of a right under this Section 2 (other than transfers made pursuant to Section 2.1 or sales made through the facilities of any securities exchange pursuant to Sections 2.2 and 5) shall be held at the principal offices of the Corporation on a date designated by the purchaser but in any event not later than the last day upon which a purchase is permitted or required to be made. At the closing, the Director Holder selling Shares shall deliver to the purchaser the stock certificates and other instruments representing such Shares, together with stock powers and other instruments transferring such Shares, duly endorsed for transfer and free and clear of all claims, liens, encumbrances and security interests, and the purchaser shall deliver to the Director Holder the consideration payable upon closing.

3.       OPTIONS TO PURCHASE SHARES

         3.1 Shares received by a Director Holder upon the exercise or conversion of any options, warrants, rights to purchase shares or securities convertible into Shares, shall be subject to the terms and conditions of this Agreement and may not be transferred except as permitted by this Agreement.

4.       SALE OF SHARES BY ONEX AND THE CORPORATION

         4.1 TAG ALONG. (a) If at any time any member of the Onex Group proposes to sell any Shares except for (i) sales to another member of the Onex Group that becomes bound by the terms of this Agreement (an "Onex Group Member"), (ii) sales to a Director Holder or other management employee or director of the Corporation or a subsidiary of the Corporation, (iii) sales of the 500 Shares purchased by Onex on June 30, 1992 for later disposition to persons providing services to the Corporation or any of the Corporation's subsidiaries (the "500 Shares"), (iv) sales effected on a national securities exchange in the regular way or in the over-the-counter market, or (v) sales made pursuant to an offering of securities registered under the 1933 Act (a "Tag Along Disposition"), each of the Director Holders shall have the right to sell to the proposed purchaser a number of his Director Shares equal to the total number of his Director Shares multiplied by a ratio, the numerator of which is the number of Shares to be sold by the Onex Group Member to the proposed purchaser and the denominator of which is the total number of Shares then owned by the Onex Group. Such ratio is referred to herein as the "Share Ratio." A sale of Director Shares pursuant to this Section shall be made at the same price, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares.


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                  (b) The Onex Group Member shall give notice (the "Tag Along
Notice") to each Director Holder of the proposed Tag Along Disposition at least 20 days prior to the same. The Tag Along Notice shall be in writing and shall describe the terms of the Tag Along Disposition in reasonable detail, the identity of the proposed purchaser, the proposed date of sale, the purchase price per Share, and the Share Ratio and shall state that (i) the Director Holder has the option to sell to the proposed purchaser a number of Director Shares equal to the total number of Director Shares then owned by such Holder multiplied by the Share Ratio, (ii) the sale, if made, shall be made at the same price per share, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares to the proposed purchaser, and (iii) the sale by Director Holders will be conditioned upon a sale of Shares by the Onex Group Member pursuant to this Section.

                  (c) A Director Holder may exercise his sale option pursuant to
Section 4.1 by delivering to the Onex Group Member, within ten days after such Director Holder receives the Tag Along Notice, written notice of his offer to sell Director Shares pursuant to this Section and indicating the number of Director Shares offered for sale. If a Director Holder gives notice of his election to sell, he shall be obligated to do so, but the sale and his obligation to sell shall be conditioned upon the closing of the Tag Along Disposition. If the purchaser specifies a limited number of Shares that it is willing to purchase in the aggregate, each Director Holder and the Onex Group Member shall have the right to sell its or his proportion of the number of Shares that the purchaser is purchasing, i.e., the proportion that the number of Shares owned by such Person bears to the aggregate number of Shares owned by the shareholders who are selling Shares. For purposes of this Section 4.1, the number of Shares owned by any Onex Group Member shall not be deemed to include any portion of the 500 Shares then owned by any Onex Group Member.

                  (d) If a transferee of Onex Shares pursuant to this Section
4.1 acquires such Shares free of this Agreement, then such transferee shall also take the Director Shares being sold by a Director Holder free of this Agreement. If, however, any Onex Group Member is required to transfer any Onex Shares subject to this Agreement, then the Director Holder shall also transfer his Director Shares subject to this Agreement.

         4.2 DRAG ALONG. Notwithstanding anything herein to the contrary, if any Onex Group Member proposes to sell any Shares to any Person, except for (i) sales of the 500 Shares, (ii) sales effected on a national securities exchange in the regular way or in the over-the-counter market, and (iii) sales to any other Onex Group Member (a "Drag Along Disposition"), it may, upon giving notice to each Director Holder at least 20 days prior to the Drag Along Disposition (the "Drag Along Notice") require the Director Holders to sell a number of Director Shares equal to the total number of Director Shares then owned by such Holder multiplied by the Share Ratio. The Drag Along Notice shall be in writing and shall contain the same information as is required to be set forth in the Tag Along Notice. A sale of Director Shares pursuant to this Section shall be made at the same price, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares pursuant to this Section . Any transferee of Shares owned by any Onex Group Member or of the Director Holders pursuant to this Section 4.2 shall acquire such Shares free of this Agreement, unless the agreement between the Onex Group Member and such transferee provides otherwise.


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         4.3 REPRESENTATIONS AND WARRANTIES ON A DISPOSITION. In connection with any transfer described in this Section 4 in which Director Shares are to be sold by a Director Holder, Onex and the selling Onex Group Member may require the Director Holder to enter into agreements with the purchaser representing and warranting that, except as specifically disclosed to the purchaser in writing, such Director Holder at the time of the closing of such transfer, does not have actual knowledge that any representation or warranty made by the Corporation or any other shareholder in connection with the disposition was untrue in any material respect when made or is untrue in any material respect as of the closing; the liability of the selling Director Holder under such representation and warranty shall be limited to the amount which he receives from the sale of his Director Shares in connection with such transfer and shall be pro rata in accordance with the number of Shares sold by the Director Holder in relation to the Shares being sold by all holders.

         4.4 PRE-EMPTIVE RIGHTS. If, prior to the time when the Corporation becomes a Public Company, the Corporation intends to sell shares of its capital stock or options, warrants, rights to purchase, or securities convertible into, or exchangeable for, shares of its capital stock to any member of the Onex Group for cash, the Corporation shall give notice thereof (the "Sale Notice") to each of the Director Holders. The Sale Notice shall be in writing, shall describe the securities to be offered, the price of such securities, and other terms of the offer in reasonable detail. Each Director Holder shall have the right, subject to applicable law and exercisable by notice to the Corporation within 45 days after his receipt of the Sale Notice, to purchase his Pro Rata Share (as defined in this Section 4.4) of the securities offered for the same price per unit and on the same terms as the securities are offered to Onex and as are described in the Sale Notice. As used in this Section 4.4, the term "Pro Rata Share" shall mean the product of (x) the total number of securities referred to in the Sale Notice as proposed to be sold to members of the Onex Group and (y) a fraction, the numerator of which is the number of Director Shares of all classes held by the Director Holder on the date the Sale Notice is given and the denominator of which is the sum of the number of Shares of all classes of the Corporation's stock of the same class or classes as Director Shares outstanding on such date (including the Director Shares). Any securities acquired by a Director Holder pursuant to this Section 4.4 shall be subject to the terms of this Agreement. The provisions of this Section 4.4 shall not apply to the issuance of securities, with or without consideration, to officers and employees of the Corporation and its subsidiaries or plans for the benefit of such employees, by the Corporation from time to time and shall not require the Corporation to offer securities under circumstances that could require registration under the 1933 Act.

5.       PIGGY-BACK REGISTRATION RIGHTS

         5.1 If the Corporation proposes to effect a registration under the 1933 Act involving an offering of securities of the same class as the Director Shares, it shall give written notice of its intention to do so (the "Public Offering Notice") to each Director Holder.

         5.2 Upon the written request of a Director Holder (the "Director Holder's Request") delivered to the Corporation within ten days after such Holder's receipt of the Public Offering Notice, the Corporation shall use its best efforts to cause the registration under the 1933 Act of the


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number of Director Shares stated in the Director Holder's Request for disposition in accordance with the intended method of disposition as stated in the Director Holder's Request; provided, that:

                  (a) if, the number of Director Shares stated in the Director Holder's request represents a greater proportion of the total number of Director Shares owned by such Director Holder than the number of Shares proposed to be sold and distributed by the Onex Group pursuant to the public offering bears to the total number of Shares owned by the Onex Group, the Corporation shall not be obligated to effect the registration of such excess number of Director Shares of such Director Holder;

                  (b) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation determines for any reason not to effect such registration or to delay such registration, it may, at its election, give written notice of such determination to each Director Holder and thereupon the Corporation (i) in the case of a determination not to effect registration, shall be relieved of its obligation to register any Director Shares in connection with such registration or (ii) in the case of a determination to delay registration, shall be entitled to delay the registration of the Director Shares for the same period as the delay in the registration of its securities;

                  (c) if (i) the registration involves an underwritten offering of the securities being registered (in which case the Director Holder shall be required to make its offering through the underwriters selected by the Corporation and to sign the same underwriting agreement), whether or not for sale for the account of the Corporation and (ii) the managing underwriter of such underwritten offering advises the Corporation that the number of Shares that members of the Onex Group, the Director Holders and other selling stockholders wish to sell exceeds the number thereof that, in the sole discretion of the underwriter, is the maximum number thereof that may be included in the offering without adversely affecting the offering, then the Corporation shall not be required to include in the offering the excess number of Shares requested to be sold by the members of the Onex Group and each Director Holder above such maximum number (the Shares so included to be apportioned pro rata among the members of the Onex Group, each Director Holder and other selling stockholders so that each member of the Onex Group, each Director Holder and each other selling stockholder shall be entitled to have included in the offering a number of Shares that is proportionate to his or its respective ownership of Shares); and

                  (d) the Corporation shall not be obligated to effect any registration of Director Holder's Shares under this Section 5 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock options or other employee benefit plans or incidental to the registration of any nonequity securities not convertible into equity securities.

         5.3 Except as otherwise prohibited by applicable law or regulations, the Corporation shall pay all expenses incurred in connection with the registration of Director Holder's Shares pursuant to this Section 5, including all registration and filing fees, printing expenses, blue sky fees and expenses and accountant expenses to the extent permitted by law, but not including commissions and


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expenses payable to underwriters in respect of Director Shares and the fees of any counsel or other advisers retained by Director Holders.

6.       LEGEND

         All certificates representing Director Shares held by any Director Holder (and held by a transferee of Director Shares, except (i) as set forth in Section 4, (ii) with respect to Shares transferred to Onex, and (iii) with respect to a transferee pursuant to Section 2.2 or pursuant to a registration statement in accordance with Section 5) shall bear the following legend:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and the transfer and voting of such shares is subject to conditions specified in the Amended and Restated Director Shareholders Agreement, dated as of November __, 1996, between the Corporation, Onex DHC LLC and the holder hereof, among others, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled with respect to such transfer. A copy of such Agreement will be furnished by the Corporation to the holder of this Certificate upon written request and without charge."

7.       INTENTIONALLY OMITTED

8.       CERTAIN PROHIBITED TRANSACTIONS AND REQUIRED ACTIONS

         The Corporation shall not merge, consolidate, or amalgamate with another corporation, or sell all or substantially all of its assets to another Person, if pursuant thereto any member of the Onex Group is to receive equity securities as full or partial consideration for its Shares unless all Director Holders have the right to receive the same securities in proportion to their respective holdings of Shares.

9.       INTENTIONALLY OMITTED

10.      CERTAIN DEFINITIONS

         10.1 The term "BOOK VALUE PER SHARE" as of any date shall mean the quotient obtained by dividing (X) consolidated stockholders' equity of the Corporation and its subsidiaries as at the end of the fiscal quarter immediately preceding the date of the event that entitled the Director Holder to require the purchase and sale pursuant to Section 2.3 determined in accordance with generally accepted accounting principles in effect in the United States on June 30, 1992 by (Y) the number of shares of common stock of the Corporation outstanding on such date; in making calculations for purposes of clauses (X) and
(Y), (i) the number of Shares into which the Subordinated Note are convertible shall be excluded and (ii) it shall be assumed that all Options (as defined in this Section 10.1) outstanding on the date as of which the calculation is being made had been exercised


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to the extent that the exercise price does not exceed Book Value Per Share
(determined without regard to this clause) and any purchase price for Shares payable upon such exercise had been paid. The determination of Book Value Per Share shall be based upon the audited (in the case of the end of the last quarter of a fiscal year) or unaudited (in the case of the end of any of the first three quarters of a fiscal year) balance sheet of the Corporation as at the end of the fiscal quarter in question. Notwithstanding the foregoing, Book Value Per Share shall be equitably adjusted by the Board of Directors of the Corporation if a stock dividend, recapitalization or other material event occurs outside of the ordinary course of business after the end of such fiscal quarter and before the closing of the sale in respect of which the determination is being made. As used in this Section 10.1, the term "Options" shall mean those options that, in accordance with the terms of the Corporation's Option Plans, have become exercisable as of the date of the closing of the sale.

         10.2 The term "1933 ACT" shall mean the Securities Act of 1933, as in force on the date in question, or any similar federal statute then in force.

         10.3 The term "DIRECTOR SHARES" shall mean the Shares owned at any time by any Director Holder.

         10.4 The term "MARKET PRICE PER SHARE" shall mean the average closing price per Share on the principal securities exchange on which the Shares are listed (or, if the Shares are not then listed on a securities exchange, the mean between the closing bid and asked prices in the over-the-counter market) for the ten trading days thereon immediately preceding the closing of the sale pursuant to Section 2.4.

         10.5 The term "ONEX GROUP" shall mean Onex Corporation, an Ontario Corporation, and any Person controlled by, controlling or under common control with, or a shareholder of, Onex Corporation. A Person ("Parent") controls another Person if Persons controlled by it (within the meaning of this sentence) own or have the right (by contract or otherwise) to vote or direct the vote of securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body (other than securities or interests having that power only upon the happening of a contingency that has not occurred) or to otherwise direct the management of such Person.

         10.6 The term "ONEX SHARES" shall mean the Shares owned at any time by the Onex Group.

         10.7 The term "OPTION PLANS" shall mean the Corporation's Amended and Restated Management Option Plan (1995) and the Corporation's 1996 Stock Option Plan, as each may be amended, restated or modified from time to time.

         10.8 The term "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, and a government or any department or agency thereof.


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         10.9 The term "PRIME RATE" shall mean the prime rate announced from time to time by NationsBank of Georgia, N.A.

         10.10 The Corporation is a "PUBLIC COMPANY" if shares of its capital stock are registered under Section 12 or if the Corporation is subject to reporting requirements under Section 15(d) of the Securities Exchange Act of 1934 or any similar federal statute in force.

         10.11 The term "SUBORDINATED NOTE" shall mean the convertible subordinated note, dated March 31, 1995, evidencing the Corporation's indebtedness to Onex Ohio Holdings, Inc. in the principal amount of $3,500,000.

11.      TERMINATION

         This Agreement shall terminate when the Onex Group ceases to hold in the aggregate 20% of the outstanding voting capital stock of the Corporation or when another Person (as defined in Rule 144 of the 1933 Act) holds in the aggregate a greater percentage of the outstanding voting capital stock of the Corporation than the Onex Group (excluding the Corporation) owns, whichever is earlier. This Agreement shall terminate as to any Director Holder when that Director Holder no longer owns any Shares.

12.      EFFECTIVE DATE

         This Agreement shall become effective upon the consummation of the Offering.

13.      MISCELLANEOUS

         13.1  NOTICES

         All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties):


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                    1.     if to the Corporation:

                           ProSource, Inc.
                           530 Biltmore Way, 10th Floor
                           Coral Gables, Florida  33134
                           Attention:  President
                           Telecopy:  (305) 529-2573

                    with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York  10022
                           Attention:    Joel I. Greenberg, Esq.
                           Telecopy:  (212) 836-7149

                    2.     if to Onex or any member of the Onex Group:

                           Onex Corporation
                           161 Bay Street, 49th Floor
                           P.O. Box 700
                           Toronto, Ontario
                           M5J 2S1
                           Canada
                           Attention:  President and
                             Chief Executive Officer
                            Telephone: (416) 362-7911
                            Telecopy: (416) 362-5765

                  3. if to any Director Holder, to him at his address as it appears on Schedule I attached hereto or as shown on the records of the Corporation.

         13.2       ASSIGNMENT

         No party may assign any rights or delegate any of its duties under this Agreement, but this Agreement shall be binding upon and inure to the benefit of the successors to the business and assets of the Corporation, Onex and the Director Holders.


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         13.3       NO WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         13.4       EXCLUSIVE AGREEMENT AND AMENDMENT

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement among the parties with respect thereto and cannot be changed or terminated orally. This Agreement may only be amended or altered by the mutual agreement of the parties hereto, such amendments or alterations to become effective when reduced to writing and signed by Onex, the Corporation and the holders of at least 75% of the Director Shares.

         13.5       GOVERNING LAW

         This Agreement and all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Delaware without regard to the conflicts of law principles thereof.

         13.6       CAPTIONS

         The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

         13.7       JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of Delaware.

         13.8       COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         13.9       SEVERABILITY

         The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                         ONEX DHC LLC

                         By:____________________________
                            Name:
                            Title:


                         PROSOURCE, INC.

                         By:____________________________
                            Name:
                            Title:

                            DIRECTOR HOLDERS


                            -------------------------------
                            Michael Carpenter


                            -------------------------------
                            C. Lee Johnson


                            -------------------------------
                            R. Geoffrey P. Styles


                            -------------------------------
                            Michael Treacy

                                                                      Schedule I


                                             List of Director Holders
                                             ------------------------

         Name                                    Addresses                                       Shares
         ----                                    ---------                                       ------

         Michael Carpenter                  134 Otter Rock Drive                                 18,200
                                            Greenwich, CT 06830

         C. Lee Johnson                     7384 Brandshire Lane                                  4,500
                                            Dublin, Ohio 43017

         R. Geoffrey P. Styles              8 York Ridge Road                                     7,300
                                            Willowdale, Canada M2P IR7

         Michael Treacy                     3 West Cedar Street                                  30,000
                                            Boston, MA 02108